UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2008

Conolog Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	08-8174	22-1847286
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Columbia Road, Somerville, New Jersey	08876
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (908) 722-8081

n/a (Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 20, 2008, Conolog Corporation (the “Company”) received a Nasdaq Staff Deficiency Letter stating that, as the bid price of the Company’s common stock has closed below the minimum $1.00 per share requirement for continued listing on the Nasdaq Capital Market set forth in Marketplace Rule 4310(c)(4), in accordance with Marketplace Rule 4310(c)(8)(D), the Company will be provided 180 calendar days, or until September 16, 2008, to regain compliance. If at any time before September 16, 2008, the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will provide written notification that the Company complies with the rule.

The Company intends to take appropriate steps to regain compliance.

A copy of the press release announcing the receipt of the Nasdaq notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.
	99.1	Press Release dated March 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOLOG CORPORATION

By:	/s/ Robert S. Benou_______
Robert S. Benou
Chief Executive Officer

 Dated: March 26, 2008